EXHIBIT [ ]





                         [FORM OF] NOTE AGREEMENT (this "Note") made as of
                     , 199[ ], between MORGAN GUARANTY TRUST COMPANY OF NEW
                    YORK, a trust company with full banking powers organized under the laws of the State of New York (the "Bank") and J.P. MORGAN INDEX FUNDING COMPANY, LLC, a Delaware limited liability Company (the "Company").


          WHEREAS, the Company has issued and sold certain of its common limited liability company interests (the "Common Securities") and certain of its preferred limited liability company interests (the "Preferred Securities") [having an aggregate initial principal amount of [ ] and bearing interest at a rate of [ ] per annum on the [ ] amount], and with such rights, preferences, privileges, limitations and restrictions as are set forth in a written resolution or resolutions (each, a "Written Action") dated [ ] by the Managing Members of the Company providing for the issuance of such series of Preferred Securities and related Common Securities; and

          WHEREAS, the Company desires to loan the proceeds of such issuance and sale of Preferred and Common Securities (the "Related Securities") to the Bank on the terms and conditions set forth herein, which terms and conditions shall substantially mirror the Company's obligations under the Related Securities.


          NOW, THEREFORE, in consideration of the loan of such proceeds, which the Bank hereby acknowledges to be adequate and sufficient, the Bank executes and delivers this Note for the benefit of the Company.


          1. General. (a) This Note is a duly authorized debt security of the Bank, designated as its [ ]% Note Due [] (the "Stated Maturity") in an initial principal amount of $[ ].

          (b) THE NOTE IS NOT A DEPOSIT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

          (c) The Note is non-transferable and shall be registered in the name of J.P. Morgan Index Funding Company, LLC (the "Company"). The Company may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of the Note regardless of any notice of ownership, theft or loss or of any writing thereon.

          2. Payments and Paying Agencies. (a) The amount of principal payable upon any redemption or at the Stated Maturity of this Note shall be the aggregate outstanding principal amount payable at such time with respect to all Related Securities the proceeds of the sale of which were loaned to the Bank in consideration of this Note, determined in accordance with the Written Action relating thereto, attached hereto as Annex I.

          (b) Interest shall accrue on this Note at a rate of [ ]% and shall be payable at the dates and times set forth in the Written Action attached hereto as Annex I, subject to the terms and conditions contained therein.

          (c) Morgan Guaranty hereby promises to pay all amounts referred to in paragraphs (a) and (b) of this Section 2 when and as the corresponding amounts are due and payable by the Company to the holders of Related Securities pursuant to the terms thereof. Principal of the Note will be payable against surrender of the Note, and interest will be payable at the corporate trust office of the Bank located at 55 Exchange Place, New York, New York 10280-0023.

          3. Redemption. The Note matures on , 20 (the "Maturity Date"), and [will/will not] be subject to redemption prior to maturity. [Describe redemption provisions, extension of Maturity Date (if any)]

          4. The indebtedness evidenced by the Note, including the principal and interest, is pari passu with all unsecured, unsubordinated creditors of the Bank.

          The holder of this Note by its acceptance hereof agrees to and shall be bound by the provisions of this paragraph 4.

          5. Events of Default. The occurrence of any of the following events shall constitute an event of default (herein referred to as an "Event of Default") hereunder with respect to the Note:

          (a) default in the payment of any interest on any of the Note as and when the same shall become due and payable, which continues for a period of 30 days; or

          (b) default in the due and punctual payment of the principal of any Note as and when the same shall become due and payable; or

          (c) default on the part of the Bank in the performance of any other of the covenants or agreements on its part in the Notes or in the Fiscal and Paying Agency Agreement, which continues for a period of 90 days after the date on which written notice, by registered or certified mail, of such failure requiring the Bank to remedy the same shall have been received by the Bank from the Company specifying such failure and requiring the same to be remedied and stating that such is a "notice of default" hereunder; or

          (d) decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency proceedings, readjustment of debt, marshalling of assets and liabilities or similar proceedings of the Bank or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (e) the Bank shall have consented to the appointment of a conservator or receiver or liquidator, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of the Bank or of all or substantially all of its property; or

          (f) the Bank shall have filed a petition to take advantage of any applicable insolvency or reorganization statute or voluntarily generally suspended payment of its obligations.

          In case one or more of the Events of Default specified above shall have occurred and be continuing with respect to the Note, then and in each and every such case, unless all the principal of the Note is due and payable immediately, upon the declaration of the Company the same shall become and shall be immediately due and payable, anything in the Note contained to the contrary notwithstanding. In case the Company shall have proceeded to enforce any right as set forth herein and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Company, then and in every such case the Bank and the Company shall be restored to their respective several positions and rights hereunder, and all rights, remedies and powers of the Bank and the Company shall continue as though no such proceeding had been taken.

          The Company shall be entitled to file such proof of claim, claim, petition or other document as may be necessary or advisable in order to have the claims of such holder allowed in any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities, liquidation, winding-up or other similar proceedings of the Bank as a whole or affecting its property.

          6. Certain Covenants of the Bank. The Bank hereby agrees that, for so long as this note shall remain outstanding:

          (a) The Bank will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Note may be presented for payment and notices and demands to or upon the Bank in respect of the Note may be served; and

          (b) The Bank will not merge or consolidate with or sell or convey all or substantially all of its assets as an entirety to any other corporation or association, unless (i) either (A) the Bank shall be the surviving corporation in the case of a merger or (B) the surviving, resulting or transferee corporation or association (the "successor corporation") shall expressly assume the due and punctual payment of the principal of and interest on the Note, according to its tenor and the due and punctual performance of all of the covenants and obligations of the Bank under the Note and (ii) the Bank or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Bank under the Note.

          Upon any merger, consolidation, sale or conveyance as provided above, the successor corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of the Bank under the Note with the same effect as if the successor corporation had been named as the Bank herein and therein and, in the case of any such sale or conveyance of assets, the Bank shall be released from its liability as obligor under the Note.

          7. Replacement of Note. (a) In case the Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Bank shall execute and the corporate trust office of the Bank shall authenticate and deliver a new Note in exchange and substitution for the mutilated or defaced Note, or in lieu and in substitution for the apparently destroyed, lost or stolen Note. In every such case the Company shall furnish to the Bank such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of the Bank harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          8. Modifications and Amendments; Waiver. Modifications and amendments to these Terms and Conditions may be made, to: (1) evidence succession of another corporation or association to the Bank and the assumption by such a party of the obligations of the Bank under the
Note in the event in the event of a merger, consolidation or sale of assets in accordance with the terms hereof; (2) add further covenants, restrictions or conditions for the protection of holders of the Note;
(3) reduce or increase the principal amount thereof solely with respect to the portion of this Note relating to the common securities of the Company; or (4) cure ambiguities or correct the Note in case of defects or inconsistencies in the provisions thereof or supplement the Note with other provisions, so long as any such cure, correction or supplement does not adversely affect the interest of the holder of the
Note in any material respect. In no event may the Bank, without the consent of the Company, extend the final maturity of the Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof

(except as provided in the previous sentence), or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Note. Any modifications or amendments to these Terms and Conditions as provided in clauses (1), (2), (3) or (4) above will be conclusive and binding on the holder of the Note, whether or not its has given consent. Notwithstanding anything set forth herein to the contrary, any of the acts which the Bank is required to do or is prohibited from doing, as set forth herein, may be omitted or done by the Bank, if there is obtained the prior written consent thereto of the holder of the Note.

          No provision of this Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

          9. Non-business Days; Calculation of Interest. (a) In any case where the date of maturity of the principal of or payment of interest on the Note shall be, in the Borough of Manhattan, The City of New York, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest on the Note need not be made on such date at such place but may be made on the next succeeding day which is not in the Borough of Manhattan, The City of New York, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date of maturity of the principal of, or any applicable interest Payment Date with respect to, the Note, and no interest shall accrue for the period after such date.

          (b) interest shall be calculated on the basis of 360-day year of twelve 30-day months.

          10. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.

          11. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for the convenience of reference only and shall not alter, limit or define the provisions hereof.

          IN WITNESS WHEREOF, this Note Agreement is executed and delivered as of the date first above written.


                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,


                                       by:
                                          --------------------------------
                                          Name:
                                          Title:


                                       J.P. MORGAN INDEX FUNDING
                                       COMPANY, LLC,


                                       by:
                                          --------------------------------
                                          Name:
                                          Title: